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                           SUBSIDIARY PLEDGE AGREEMENT

                          dated as of November 18, 1997

                                     made by

                          GREENFIELD INDUSTRIES, INC.,
                                   as Grantor,

                                   in favor of

                               MELLON BANK, N.A.,
                               as Collateral Agent














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                                Table of Contents

Section           Title                                                    Page

ARTICLE I         DEFINITIONS

       1.01       Definitions....................................           1
       1.02       UCC Definitions................................           2

ARTICLE II        THE SECURITY

       2.01       Grant of Security .............................           2
       2.02       Continuing Agreement...........................           2
       2.03       Additional Releases in Certain Circumstances...           2
       2.04       Execution of this Agreement....................           3

ARTICLE III       REPRESENTATIONS AND WARRANTIES

       3.01       Title...........................................           3
       3.02       Validity, Perfection and Priority...............           3
       3.03       Governmental Approvals and Filings..............           3
       3.04       Offices, etc....................................           4
       3.05       Names, etc......................................           4
       3.06       Taxes, etc......................................           4
       3.07       Designated Subsidiaries and Designated
                     Pledged Shares...............................           4
       3.08       Margin Stock....................................           4
       3.09       Representations and Warranties Remade at
                    Each Extension of Credit......................           4

ARTICLE IV        COVENANTS

       4.01       Transfers and Other Liens, etc.; Additional
                     Designated Subsidiaries, etc.................           5
       4.02       Change in Name, etc.............................           5
       4.03       Certain Covenants...............................           6
       4.04       Further Assurances..............................           7

ARTICLE V         CERTAIN RIGHTS AND REMEDIES OF THE SECURED PARTIES

       5.01       Collateral Agent May Perform....................           8
       5.02       No Duty to Exercise Powers......................           8
       5.03       Duties of Collateral Agent......................           8
       5.04       Power of Attorney...............................           8
       5.05       Certain Remedies................................           9
       5.06       Application of Payments.........................          10
       5.07       Registration Rights.............................          10

ARTICLE VI        MISCELLANEOUS

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       6.01       Amendments, etc.................................          11
       6.02       No Implied Waiver; Remedies Cumulative..........          11
       6.03       Notices.........................................          11
       6.04       Indemnity and Expenses..........................          11
       6.05       Entire Agreement................................          11
       6.06       Survival........................................          12
       6.07       Counterparts....................................          12
       6.08       Construction....................................          12
       6.09       Successors and Assigns..........................          12
       6.10       Collateral Agency Agreement.....................          12
       6.11       Governing Law...................................          12

Schedule 3.04     Location of Offices, etc.
Schedule 3.05     Names, etc.
Schedule 3.07     Designated Subsidiaries and Designated Pledged Shares

Annex A           Form of Additional Designated Collateral Supplement
Annex B           Form of Opinion of Counsel to Grantor

                                       ii

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                           SUBSIDIARY PLEDGE AGREEMENT

     THIS AGREEMENT, dated as of November 18, 1997, made by GREENFIELD INDUSTRIES, INC., a Delaware corporation (the "Grantor"), in favor of MELLON BANK, N.A., as Collateral Agent under the Collateral Agency Agreement referred to below (in such capacity, together with its successors, the "Collateral Agent") for the Secured Parties (as defined in the Collateral Agency Agreement).

                                    Recitals:

     A. Kennametal Inc., a Pennsylvania corporation (the "Borrower") has entered into a Credit Agreement dated as of November 17, 1997 with the Lenders parties thereto from time to time and Mellon Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). The Grantor is a party to the Subsidiary Pledge Agreement (as defined in the Credit Agreement), pursuant to which, as Subsidiary Guarantor, the Grantor has guaranteed obligations of the Borrower under or in connection with the Credit Agreement and the other Obligations referred to in the Collateral Agency Agreement referred to below.

     B. The Borrower, certain Subsidiary Guarantors (as defined therein), certain Lender Parties (as defined therein), and certain Swap Parties, and Mellon Bank, N.A., as Collateral Agent, have entered into a Collateral Agency Agreement dated as of November 17, 1997 (as amended, modified or supplemented from time to time, the "Collateral Agency Agreement"). Pursuant to the Collateral Agency Agreement, the Collateral Agent has agreed to serve as the collateral agent for the Facility Parties (as defined therein) with respect to certain direct and indirect security (including this Agreement) for obligations of the Borrower under or in connection with the Credit Agreement and the other Obligations referred to in the Collateral Agency Agreement.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Grantor hereby agrees as follows:


                                    Article I
                                   Definitions

     1.01. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Collateral Agency Agreement or, if not defined therein, in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

     "Designated Pledged Shares" shall mean all shares of capital stock and other equity interests identified as such in Schedule 3.07, as such Schedule may be supplemented from time to time pursuant to this Agreement.

     "Designated  Subsidiaries"  shall mean the  Persons  identified  as such in
Schedule 3.07, as such Schedule may be supplemented from time to time pursuant to this Agreement.

     "Distributions" shall mean all property, rights and interests of any kind or nature (whether cash, securities or other) from time to time received, receivable or otherwise distributed with respect to or in exchange for any Collateral, including without limitation all cash, securities or other property received or receivable as dividends, or as a result of any stock splits, reclassifications, mergers or consolidations, or as any other distributions (whether similar or dissimilar to the foregoing), or as a result of exercise of any options, warrants or rights included in or associated with any Collateral, or as principal, interest or premium.

     "UCC" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania from time to time.

     1.02. UCC Definitions.  Unless otherwise  defined herein,  terms defined in
Article 8 or Article 9 of the UCC shall have the same meanings in this Agreement.


                                   Article II
                                  The Security

     2.01. Grant of Security. As security for the full and timely payment and performance of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, all right, title and interest of the Grantor in, to and under the following, whether now or hereafter existing or acquired (the "Collateral"):

          (a) the Designated Pledged Shares,

          (b) all additional shares of stock of, and all other equity interests in, any Designated Subsidiary from time to time acquired by the Grantor in any manner; provided, that the Collateral shall at no time contain more than 65% of the voting stock of any Designated Subsidiary that is a Foreign Subsidiary except to the extent such voting stock constitutes Designated Pledged Shares;

          (c) all Distributions; and

          (d)  all  proceeds  of  any  of  the  foregoing  (including,   without
     limitation, proceeds which constitute property of the types described in the foregoing clauses (a), (b) and (c)).

All Collateral hereunder constitutes "Shared Collateral," as such term is used in the Collateral Agency Agreement.

     2.02. Continuing Agreement. This Agreement creates a continuing Lien in the Collateral. The Collateral Agent shall release the Liens created hereby as provided in Section 6.08 of the Collateral Agency Agreement, and upon such release the Collateral Agent will, at the Grantor's request and expense, return to the Grantor, without any representations, warranties or recourse of any kind whatsoever (except as to Liens created by the Collateral Agent), such of the Collateral as then may be held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor may reasonably request to evidence such termination.

     2.03. Additional Releases in Certain Circumstances. Upon any sale or other disposition of any item of Collateral in accordance with the terms of the Credit Agreement, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor

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may reasonably  request to release such item of Collateral from the Lien granted hereby; provided, however, that (a) at the time of such request and such release no Event of Default or Potential Default shall have occurred and be continuing,
(b)  the  Grantor  shall  have  delivered  to  the  Collateral   Agent  and  the
Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the term of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together
with  a  form  for  release  for  execution  by  the  Collateral   Agent  and  a
certification by the Grantor to the effect that the transaction is in compliance with the Secured Party Documents and as to such matters as the Collateral Agent may in good faith request, (c) the Administrative Agent shall not have given to the Collateral Agent prior to the proposed release a notice to the effect that the conditions set forth in this Section 2.03 have not been satisfied and specifically requesting that the Collateral Agent not effect such release, and
(d) the proceeds of any such sale or other disposition required to be applied in accordance with Section 2.07 of the Credit Agreement, or any successor provision of similar import, shall be paid to, or in accordance with the instructions of, the Administrative Agent in accordance with the Credit Agreement.

     2.04. Execution of this Agreement. The Grantor hereby represents and warrants to each Secured Party that each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct, insofar as such provisions relate to the Grantor, after giving effect to execution and delivery of this Agreement by the Grantor. Concurrently with the execution and delivery of this Agreement, the Grantor shall deliver to the Collateral Agent
(i) an opinion of counsel for the Grantor (which counsel may be an employee of the Borrower or the Grantor) in substantially the form attached hereto as Annex B and covering such other matters relating to this Agreement as the Collateral Agent may reasonably request, and (ii) all documents which the Collateral Agent may reasonably request relating to the existence of the Grantor, the corporate authority for and the validity of this Agreement, and any other matters reasonably determined by the Collateral Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Collateral Agent.


                                   Article III
                         Representations and Warranties

     The Grantor hereby represents and warrants to each Secured Party as follows:

     3.01. Title. The Grantor is the legal and beneficial owner of the Collateral, free and clear of any Lien, except for the security interest under this Agreement in favor of the Collateral Agent securing the Obligations. No effective financing statement or other item similar in effect covering any Collateral is on file in any recording office, except such as may be filed in favor of the Collateral Agent relating to this Agreement.

     3.02. Validity, Perfection and Priority. This Agreement creates a valid assignment of and security interest in the Collateral in favor of the Collateral Agent securing the Obligations, which assignment and security interest has been duly perfected and is prior to all other Liens. All filings and other actions necessary or desirable to perfect and protect such assignment and security interest in favor of the Collateral Agent have been duly made and taken.

     3.03. Governmental Approvals and Filings. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (including, without limiting the generality of the foregoing, any Government Authority in any jurisdiction in which a Designated

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Subsidiary  is  organized)  is or will be  necessary  (a) for the  grant  by the
Grantor of the assignment of and security interest in the Collateral hereunder or for the execution, delivery or performance of this Agreement by the Grantor,
(b) to ensure the validity, perfection or priority of the assignment of and security interest in the Collateral granted hereunder, or (c) for the exercise by the Collateral Agent of any of its rights or remedies hereunder, except for completion of such actions as may be required in connection with any disposition of Collateral constituting securities by Laws affecting the offering and sale of securities generally.

     3.04. Offices, etc. Schedule 3.04 identifies as of the date hereof the address of the chief executive office of the Grantor and of each place of business of the Grantor in the jurisdiction containing its chief executive office. Schedule 3.04 also identifies all changes in the foregoing information during the one year period ending on the date hereof.

     3.05. Names, etc. During the one year period ending on the date hereof, neither the Grantor nor any of its direct or indirect predecessors by merger, consolidation or other corporate reorganization is or has been known by or used any corporate or fictitious name or trade name (other than the corporate name of the Grantor as of the date hereof), nor has the Grantor or any such predecessor been the subject of any merger, consolidation or other corporate reorganization, nor has the Grantor or any such predecessor otherwise changed its name, identity or corporate structure, except as set forth in Schedule 3.05. For each such direct and indirect predecessor of the Grantor, Schedule 3.05 also identifies the addresses referred to in Section 3.04 for all times during such period.

     3.06. Taxes, etc. There is no tax, levy, impost, deduction, charge, withholding or similar duty, tax or fee imposed on, or by virtue of the execution or delivery of, this Agreement or any other document to be furnished hereunder or in connection herewith.

     3.07. Designated Subsidiaries and Designated Pledged Shares. The Designated Pledged Shares include all shares of capital stock of, and all other equity interests in, each Designated Subsidiary owned (beneficially or of record) by the Grantor; provided, that if the Designated Subsidiary which issued such Designated Pledged Shares is a Foreign Subsidiary, then, subject to Section 4.01(e), the Designated Pledged Shares need not include more than 65% of the voting stock of such Foreign Subsidiary. Schedule 3.07 accurately sets forth, for each class of capital stock or other equity interest to which Designated Pledged Shares belong, the total number of issued and outstanding shares or other equity interests of such class, the percentage of such total number of issued and outstanding shares or other equity interests represented by the Designated Pledged Shares, the Designated Subsidiary which is the issuer of such Designated Pledged Shares, and whether such Designated Subsidiary is a Foreign Subsidiary. The Designated Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the Designated Pledged Shares are certificated securities (unless expressly stated otherwise on Schedule 3.07).

     3.08. Margin Stock. None of the Collateral is Margin Stock.

     3.09. Representations and Warranties Remade at Each Extension of Credit. Each request (including any deemed request) by the Grantor for any extension of credit under any Secured Party Document shall be deemed to constitute a representation and warranty by the Grantor to the Secured Parties that the representations and warranties made by the Grantor in this Article III (other than Sections 3.04 and 3.05) are true and correct on and as of the date of such request with the same effect as though made on and as of such date. Failure by the Collateral Agent to receive notice from the Grantor to the contrary before any extension of credit under any Secured Party Document shall constitute a

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further  representation  and warranty by the Grantor to the Secured Parties that the  representations  and warranties made by such  Subsidiary  Guarantor in this
Article III (other than Sections 3.04 and 3.05) are true and correct on and as of the date of such extension of credit with the same effect as though made on and as of such date.


                                   Article IV
                                    Covenants

     4.01. Transfers and Other Liens, etc.; Additional Designated Subsidiaries, etc.

     (a) Transfers. The Grantor shall not sell, assign, pledge, lease, transfer or otherwise dispose of any Collateral (voluntarily or involuntarily, by operation of Law or otherwise) in contravention of any provision of any other Secured Party Document (including but not limited to Section 7.07 of the Credit Agreement).

     (b) Other Liens. The Grantor shall not create or permit to exist any Lien on any Collateral (voluntarily or involuntarily, by operation of Law or otherwise).

     (c) Additional Shares. The Grantor shall cause each Designated Subsidiary not to issue any capital stock or other equity interests in Distributions on or in substitution for the Designated Pledged Shares issued by such Designated
Subsidiary. All shares of capital stock and other equity interests in any Designated Subsidiary which the Grantor owns (beneficially or of record) from time to time shall constitute Collateral, and the Grantor shall immediately deliver to the Collateral Agent all certificates and instruments constituting or evidencing any such shares of capital stock and other equity interests; provided, that the Collateral shall at no time contain more than 65% of the voting stock of any Designated Subsidiary that is a Foreign Subsidiary except to the extent such voting stock constitutes Designated Pledged Shares..

     (d) Additional Designated Subsidiaries. The Grantor from time to time may, and shall to the extent required by Section 6.13(b) of the Credit Agreement or otherwise in the Secured Party Documents, designate additional Designated Subsidiaries hereunder. Such designation shall be effected by the Grantor executing and delivering to the Collateral Agent an Additional Designated
Collateral Supplement in the form of Annex A, duly completed in a manner satisfactory to the Collateral Agent. Such Additional Designated Collateral Supplement shall constitute a supplement to Schedule 3.07 to this Agreement.

     (e) Designated Subsidiary which Ceases to be a Foreign Subsidiary. In the event that a Designated Subsidiary ceases to be a Foreign Subsidiary, the Grantor shall forthwith notify the Collateral Agent of such event and submit and Additional Designated Collateral Supplement designating as additional Designated Pledged Shares hereunder, and pledge to the Collateral Agent for the benefit of the Secured Parties, all shares of stock of, and all other equity interests in, such Designated Subsidiary.

     4.02. Change in Name, etc. The Grantor shall

     (a) not have, use or be known by any corporate or fictitious name or trade name (other than its corporate name as of the date hereof and names set forth in Schedule 3.04), nor be the subject of any merger, consolidation or other corporate reorganization, nor otherwise change its name, identity or corporate structure, except, upon 60 days' written notice to the Collateral Agent (specifically referring to this Section 4.02), and after all actions referred to in Section 4.04(a) have been completed (it being understood that, in the event such notice is given by the Grantor and all actions referred to in Section 4.04(a) have been completed to the satisfaction before the end of such 60 day period, the Collateral Agent shall, at the Grantor's request, promptly confirm such fact to the Grantor, in which case the Grantor may consummate the change referred to in such notice before the end of such 60 day period),

     (b) keep its chief executive office at the address identified in Schedule 3.04, and keep each place of business in the jurisdiction containing its chief executive office at the address identified in Schedule 3.04, or, in each case, upon 45 days' written notice to the Collateral Agent (specifically referring to this Section 4.02), at such other locations in jurisdictions where all actions referred to in Section 4.04(a) have been competed, and

     (c) maintain its chief executive office in a state of the United States or the District of Columbia.

     4.03. Certain Covenants.

     (a) Delivery of Certificates and Instruments. All certificates or instruments at any time representing or evidencing any Collateral shall be immediately delivered to and held by or on behalf of the Collateral Agent pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Collateral Agent or its nominee any Collateral in registered form. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     (b) Voting Rights.

     (i) General. Subject to Section 4.03(b)(ii), the Grantor shall be entitled to exercise all voting and other consensual rights pertaining to the Collateral; provided, that the Grantor shall not exercise or refrain from exercising any such right if such action would (A) conflict with any provision of this Agreement or any other Secured Party Document, or (B) in the Grantor's reasonable judgment, impair the value of any Collateral, or (C) impair the interest or rights of the Grantor or the Collateral Agent.

     (ii) Certain Rights of Collateral Agent. If an Event of Default has occurred and is continuing, the Collateral Agent may from time to time give notice to the Grantor revoking in whole or in part the rights of the Grantor under Section 4.03(b)(i). If and to the extent such notice has been given, and such Event of Default is continuing, all voting and other consensual rights pertaining to the Collateral shall thereupon be vested in the Collateral Agent, who shall have the sole right to exercise or refrain from exercising such rights.

     (iii) Proxies, etc. The Collateral Agent shall execute and deliver to the Grantor such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to
Section 4.03(b)(i). The Grantor hereby grants the Collateral Agent an irrevocable proxy, with full power of substitution, coupled with an interest, to exercise all voting and other consensual rights pertaining to the Collateral, exercisable if and to the extent that the Collateral Agent is entitled to exercise such rights

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


pursuant to Section 4.03(b)(ii). All third parties are entitled to rely conclusively on a representation by the Collateral Agent that it is entitled to exercise such power of attorney.

     (c) Distributions.

     (i) General. Subject to Section 4.03(c)(ii), the Grantor shall be entitled to receive and retain all Distributions that are paid and payable in cash. Distributions paid or payable other than in cash shall be Collateral, and shall be forthwith delivered to the Collateral Agent to hold as such.

     (ii) Certain Rights of Collateral Agent. If an Event of Default has occurred and is continuing, all rights of the Grantor to receive and retain the Distributions that it would otherwise be authorized to receive and retain pursuant to Section 4.03(c)(i) shall automatically cease, and all such rights shall thereupon vest in the Collateral Agent. Such Distributions shall be Collateral, and shall be forthwith delivered to the Collateral Agent and applied as provided in Section 5.06.

     (iii) Payment Over. If the Grantor receives any payment or property which it is not entitled to retain pursuant to Section 4.03(c)(i) or 4.03(c)(ii), such payment or property shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds and property of the Grantor, and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

     4.04. Further Assurances.

     (a) General. The Grantor shall from time to time, at its expense, promptly execute and deliver all further instruments and agreements, and take all further actions that may be necessary or appropriate, or that the Collateral Agent may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder.

     (b) Foreign Subsidiaries. Without limiting the generality of Section 4.04(a), to the extent, if any, that Collateral consists of capital stock or other equity interests of foreign issuers, the Grantor shall from time to time, at its expense, promptly execute and deliver such additional or supplementary security documentation, and all further instruments and agreements, satisfactory in form and substance to the Collateral Agent, as may be necessary or appropriate, or that the Collateral Agent may reasonably request, in order to further grant, perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, and provide such opinions of foreign counsel to the Grantor (who shall be reasonably satisfactory to the Collateral Agent), reasonably satisfactory in form and substance to the Collateral Agent, as to such matters as the Collateral Agent may reasonably request.

     (c) Financing Statements, etc. The Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignment, pledge or security interest granted or purported to be granted hereby. The Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering any Collateral shall be sufficient as a financing statement where permitted by Law.

                                    Article V
               Certain Rights and Remedies of the Secured Parties

     5.01. Collateral Agent May Perform. If the Grantor fails to perform any obligation under or in connection with this Agreement, the Collateral Agent may (but shall have no duty to) itself perform or cause performance of such obligation, and the expenses of the Collateral Agent incurred in connection therewith  shall be  payable  by the  Grantor  pursuant  to  Section  6.04.  The
Collateral Agent may from time to time take any other action which the Collateral Agent deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its Lien therein.

     5.02. No Duty to Exercise Powers. The powers of the Collateral Agent under and in connection with this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

     5.03. Duties of Collateral Agent. Except for exercise of reasonable care in the custody and preservation of any Collateral in its possession and accounting for moneys received by it pursuant to this Agreement, the Collateral Agent shall have no duty as to any Collateral. In any event the Collateral Agent (a) shall have no duty to take any steps to preserve rights against prior parties or any other rights pertaining to any Collateral, (b) shall have no duty as to ascertaining or taking action with respect to calls, conversions, exchanges, tenders, maturities or other matters pertaining to any Collateral, whether or not the Collateral Agent or any other Secured Party has any knowledge of such matters, and (c) shall not be liable for any action, omission, insolvency or default on the part of any agent or custodian (other than the Collateral Agent) appointed by the Collateral Agent in good faith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if it accords such Collateral treatment substantially equivalent to that which the Collateral Agent accords its own property (but failure to take any such action shall not in itself be deemed a failure to exercise reasonable care or evidence of such failure). Subject only to the performance by the Collateral Agent of its duties set forth in this
Section 5.03, risk of loss, damage and diminution in value of the Collateral, of whatever nature and however caused, shall be on the Grantor.

     5.04. Power of Attorney. The Grantor hereby irrevocably appoints the Collateral Agent, with full power of substitution, to be the attorney-in-fact of the Grantor, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instruments and agreements which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the following:

     (a) to demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of the Grantor under or in connection with any Collateral,

     (b) to receive, endorse and collect any checks, notes or other instruments, documents, chattel paper or any other payment media in connection with the foregoing clause (a), and

     (c) to perform all obligations of the Grantor hereunder;

provided, however, that except for taking actions referred to in Section 4.04, such power of attorney may be exercised only so long as an Event of Default has occurred and is continuing. Such power of attorney is irrevocable and coupled with an interest. All third parties are entitled to rely conclusively on a representation by the Collateral Agent that it is entitled to exercise such power of attorney.

     5.05. Certain Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise all rights and remedies which it may have under this Agreement, any other agreement, at law or otherwise, and in addition, the following provisions shall apply:

          (a) The Collateral Agent may exercise all rights and remedies with respect to the Collateral and each part thereof as are provided by the UCC to a secured party on default (whether or not the UCC applies to the affected Collateral). To the extent, if any, the Collateral Agent does not otherwise have the right to do so, the Collateral Agent may (i) take absolute possession and control of the Collateral or any part thereof, (ii) transfer any Collateral into the name of the Collateral Agent or its nominees, (iii) notify the parties obligated on the Collateral to make to the Collateral Agent any payments due or to become due, (iv) receive any payments made under or in connection with the Collateral, (v) exercise all rights and remedies of the Grantor under or in connection with the Collateral, (vi) demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of the Grantor under or in connection with any Collateral, and (vii) otherwise deal in and act with respect to the Collateral in all respects as though it were the outright owner thereof;

          (b) All payments received by the Grantor in respect of any Collateral shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement);

          (c) The Collateral Agent may, without notice except to the extent required by Law, sell the Collateral or any part thereof, in one or more parcels, at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale is required by Law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made, shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale, regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

          (d) The Grantor agrees that the Collateral Agent may comply with any limitation or restriction in connection with any sale of any Collateral as the Collateral Agent may deem to be necessary or advisable in order to comply with any Law, or in order to obtain or make, or avoid the need to obtain or make, any approval or registration of the offering, sale or purchaser by or with any governmental agency or regulatory body. The Grantor agrees that (i) the Collateral Agent may make sales in compliance with such limitations and restrictions, even though such sales may be at prices and on other terms less favorable to the seller than if such approvals or registrations were obtained or made, (ii) the Collateral Agent shall have no obligation to delay sale of any Collateral in order to obtain or make any such approval or registration, and (iii) it shall not be commercially unreasonable to make sales in compliance with such limitations and restrictions. Without limiting the generality of the foregoing, the Grantor recognizes that the Collateral Agent may be unable, or may deem it inadvisable, to effect a public sale of some or all of the Collateral by reason of requirements of applicable securities laws, but may deem it advisable, for the purpose of complying with such laws, to resort to one or more private sales to members of a restricted group of offerees who will be obliged, among other things, to acquire such Collateral for their own accounts for investment and not with a view to distribution or resale. The Grantor agrees that (x) the Collateral Agent may make private sales in such manner, even though such sales may be at prices and on other terms less favorable to the seller than if such Collateral were sold by public sale, (y) the Collateral Agent shall have no obligation to delay sale of any Collateral in order to permit the issuers of such Collateral, even if such issuers would agree, to register or qualify such Collateral for public sale under applicable securities laws, and (z) that it shall not be commercially unreasonable to make private sales in such manner.

     5.06. Application of Payments. Except to the extent otherwise provided by this Agreement or the other Shared Security Documents, all cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon any of the Collateral, shall (after payment of any amounts payable to the Collateral Agent pursuant to Section 6.04) be deposited in the Collateral Account and applied as provided in the Collateral Agency Agreement. The Grantor shall remain liable for any deficiency.

     5.07. Registration Rights. If the Collateral Agent desires to exercise its right pursuant to Section 5.05 to sell any Collateral, the Grantor agrees that, upon request of the Collateral Agent, the Grantor will, at its own expense:

          (a) execute and deliver, and cause each issuer of such Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as amended, to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of such Act and the rules and regulations applicable thereto;

          (b) use its best efforts to qualify such Collateral under the securities laws of any state or other jurisdiction and to obtain all necessary governmental approvals for the sale of such Collateral, as requested by the Collateral Agent;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act of 1933, as amended;

          (d) provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Collateral;

          (e) execute and deliver, and cause each such issuer to execute and deliver, one or more underwriting agreements in connection with any such sale, containing such reasonable terms and provisions (including indemnities and contribution provisions for the benefit of the underwriters, the Collateral Agent and related Persons) as the Collateral Agent may deem necessary or desirable in connection with the sale of such Collateral; and

          (f) do or cause to be done all such other acts and things as may be necessary to make the sale of such Collateral valid and binding and in compliance with applicable law.

The Collateral Agent is authorized, in connection with any sale of any Collateral, to deliver or otherwise disclose to any prospective purchaser of such Collateral (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (a) above,
(ii) any information and projections provided to it pursuant to clause (d) above and (iii) any other information in its possession relating to such Collateral.


                                   Article VI
                                  Miscellaneous

     6.01. Amendments, etc. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Grantor and the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Such amendments, waivers and consents shall be made in accordance with, and shall be subject to, Section 6.01 of the Collateral Agency Agreement.

     6.02. No Implied Waiver; Remedies Cumulative. No delay or failure of the Collateral Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

     6.03. Notices. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively, "notices") under this Agreement shall be given, shall be effective, and may be relied upon, in the same way as notices under the Collateral Agency Agreement.

     6.04. Indemnity and Expenses.

     (a) Indemnity. The Grantor agrees to indemnify each Secured Party from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, liabilities and expenses resulting solely from the gross negligence or willful misconduct of a Secured Party.

     (b) Expenses. The Grantor will upon demand pay to the Collateral Agent the amount of all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection of or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

     6.05. Entire Agreement. This Agreement and the other Secured Party Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements.

     6.06. Survival. All representations and warranties of the Grantor contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of any Secured Party, any extension of credit, termination of this Agreement, or any other event or circumstance whatever. The obligations of the Grantor under Section 6.04 shall survive termination of this Agreement and the other Secured Party Documents.

     6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

     6.08. Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (or similar terms) include any interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision. Section and other headings in this Agreement, and any table of contents herein, are for reference purposes only and shall not affect the interpretation of this Agreement in any respect. Section and other references in this Agreement are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of security agreements in favor of the secured party, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement.

     6.09. Successors and Assigns. This Agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Collateral Agent and the other Secured Parties and their respective successors and assigns. Without limitation of the foregoing, each Secured Party (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Secured Party Documents (including all or any portion of any commitment to extend credit), or any Obligations, to any other Person, and such Obligations (including any Obligations resulting from extension of credit by such other Person under or in connection with the Secured Party Documents) shall be and remain Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Secured Party in this Agreement or otherwise.

     6.10. Collateral Agency Agreement. This Agreement is a Shared Security Document referred to in the Collateral Agency Agreement. The provisions of the Collateral Agency Agreement are supplemental to the provisions of this Agreement, as provided in the Collateral Agency Agreement.

     6.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.


                                      GREENFIELD INDUSTRIES, INC.



                                      By /s/ James E. Morrison
                                         -------------------------------
                                         Name:   James E. Morrison
                                         Title:  Vice President and Assistant
                                                   Treasurer